                                                                    EXHIBIT 16.1

[LOGO]       BDO Seidman, LLP              90 Woodbridge Center Drive, Suite 710
             Accountants and Consultants   Woodbridge, NJ  070950
                                           Telephone (732) 750-0900
                                           Fax: (732) 750-1222

September 1, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

We have been  furnished with a copy of the response to Item 4.01 of Form 8-K for the event that  occurred on August 26, 2005,  to be filed by our former  client,
Blonder Tongue Laboratories, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP
BDO Seidman, LLP